Exhibit 23.02



                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders
United States Filter Corporation:

      We consent to the use of our report incorporated by reference herein and the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG Peat Marwick LLP

Orange County, California
February 9, 1998